                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                               STATE OR OTHER JURISDICTION OF
        NAME                                                   INCORPORATION OR ORGANIZATION
        ----                                                   ------------------------------
        BGS Securities Corporation...........................          Massachusetts
        BGS Systems, Ltd.....................................          England
        BGS Systems, GmbH....................................          Germany
        BGS Systems s.r.1....................................          Italy
        BGS Systems Pty. Ltd.................................          Australia